Exhibit 8.4

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES MUNICH NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

July 5, 2017

Sabra Health Care REIT, Inc.

18500 Von Karman Avenue

Suite 550

Irvine, CA 92612

Re:	Business Combination of Care Capital Properties, Inc. and Sabra Health Care REIT, Inc.

Ladies and Gentlemen:

We have acted as counsel to Care Capital Properties, LP, a Delaware limited partnership (“CCP OP”), Care Capital Properties GP, LLC, a Delaware limited liability company (“CCP GP”), and Care Capital Properties, Inc., a Delaware corporation (the “Company”), in connection with the proposed mergers of (i) the Company with and into PR Sub, LLC, a Delaware limited liability company (“Sabra Merger Sub”) and wholly-owned subsidiary of Sabra Health Care REIT, Inc., a Maryland corporation (“Sabra”) (the merger described in this clause (i), the “Merger”, and together with the mergers described in clauses (ii) and (iii), the “Contemplated Transactions”), in which the stockholders of the Company will receive Common Stock of Sabra and cash in lieu of fractional shares, (ii) Sabra Merger Sub with and into Sabra, and (iii) CCP OP with and into Sabra Health Care Limited Partnership, a Delaware limited partnership, each pursuant to the Agreement and Plan of Merger dated as of May 7, 2017, by and among the Company, CCP OP, Sabra, Sabra Merger Sub, and Sabra Health Care Limited Partnership, a Delaware limited partnership (the “Merger Agreement”).

This opinion letter is being delivered in connection with, and appears as an exhibit to, the Registration Statement on Form S-4, including a joint proxy statement/prospectus (as amended through the date hereof, the “Registration Statement”), filed by Sabra on July 5, 2017, with the Securities and Exchange Commission (the “Commission”) (File No. 333-218678) under the Securities Act of 1933, as amended (the “Act”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

In connection with our opinion, we have reviewed (i) originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, (ii) the Registration Statement, (iii) a representation letter, dated as of the date hereof, provided by the Company pursuant to Section 5.12(d) of the Merger Agreement (the “Representation Letter”), and (iv) such other

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Sabra Health Care REIT, Inc.

July 5, 2017

documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below. For purposes of our opinion, we have not independently verified all of the facts, statements, representations and covenants set forth in the Representation Letter, the Registration Statement, the Merger Agreement or any other document. In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on the Company’s representation that the facts, statements, representations, and covenants presented in the Representation Letter, the Registration Statement, the Merger Agreement and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. Any variation or difference in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Representation Letter may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

We have further assumed, with your consent, that (i) the Contemplated Transactions have been or will be consummated in accordance with the provisions of the Registration Statement and the Merger Agreement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (ii) the parties to the transactions described above will treat the Contemplated Transactions and all related transactions for U.S. federal income tax purposes in a manner consistent with the opinion set forth below, (iii) all applicable reporting requirements have been or will be satisfied, (iv) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms, and (v) no action will be taken by the Company after the date hereof that would have the effect of altering facts upon which the opinion set forth below is based. If any of the above described assumptions is untrue for any reason, or if the Contemplated Transactions are consummated in a manner that is different from the manner described in the Registration Statement or Merger Agreement, our opinion as expressed below may be adversely affected.

In rendering this opinion letter, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (the “Regulations”), administrative rulings and other U.S. Treasury interpretations of the Code and

Sabra Health Care REIT, Inc.

July 5, 2017

the Regulations by the courts and the Internal Revenue Service (the “IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS. This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement.

We express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. We express no opinion on any issue relating to the Company, other than as expressly stated herein.

Based on and subject to the foregoing, we are of the opinion that commencing with the date on which the Company became a regarded entity for U.S. tax purposes, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its method of operation will enable it to continue to meet, through the Effective Time, the requirements for qualification and taxation as a REIT.

This opinion letter is expressed as of the date hereof, and we undertake no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

Sabra Health Care REIT, Inc.

July 5, 2017

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name in the Proxy Statement/Prospectus in connection with the references to this opinion and the material U.S. federal income tax consequences of the Merger. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. Except as stated in this paragraph, this opinion letter may not be relied upon by any other person or entity for any purpose without our prior written consent; provided, however, that Fried Frank, Harris, Shriver & Jacobson LLP may rely on this opinion solely for the purpose and to the limited extent of issuing their opinion regarding the qualification of Sabra as a REIT as an exhibit to the Registration Statement.

Very truly yours,

/s/ Sidley Austin LLP